UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

INGEVITY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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On March 20, 2025, Ingevity Corporation issued the following press release and letter to its stockholders.

Ingevity Files Definitive Proxy Statement and Issues Letter to Stockholders

Board and Management Team Have Taken Significant and Decisive Action to Respond to External Market Challenges

Key Transformational Changes Are Driving Strong Financial Results and Stock Price Outperformance

Continued Execution of Proven Strategy Positions Ingevity to Unlock Significant Additional Stockholder Value

Company Urges Stockholders to Vote “FOR” ONLY Ingevity’s Highly Qualified Director Nominees on the WHITE Proxy Card

Launches VoteIngevity.com Providing Additional information for Stockholders

NORTH CHARLESTON, S.C., Mar 20, 2025 – Ingevity Corporation (NYSE: NGVT) today announced that it has filed its definitive proxy statement with the U.S. Securities and Exchange Commission in connection with its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on April 30, 2025 at 9:30 a.m. (Eastern). All Ingevity stockholders of record as of the close of business on March 3, 2025 will be entitled to vote at the meeting.

In conjunction with the filing of the definitive proxy, Ingevity’s Board of Directors issued a letter to stockholders recommending that they vote for Ingevity’s nine highly qualified and engaged directors on the WHITE proxy card - Jean S. Blackwell, Luis Fernandez-Moreno, Diane H. Gulyas, Bruce D. Hoechner, Frederick J. Lynch, Karen G. Narwold, Daniel F. Sansone, J. Kevin Willis and Benjamin G. (Shon) Wright. The Company also launched VoteIngevity.com, a website including voting instructions and other resources for stockholders.

Highlights from the letter include:

•	Under the leadership of Ingevity’s Board and management team, the Company has undertaken a series of fundamental changes to the business in response to external market challenges.
•	Ingevity has seen the impact of these changes through its strong 2024 financial results and recent stock price performance, setting the Company up for continued momentum in 2025.
•	Ingevity’s Board has provided strong oversight and continued to evolve the Company’s leadership with the recent appointment of David H. Li as Ingevity’s next President and CEO, effective April 7.
•
The Company has made meaningful efforts to reach a constructive resolution and avoid a proxy fight with Vision One, but Vision One has rejected these efforts in favor of seeking the election of two nominees who have never served as public company directors or as senior executives of a publicly-traded company and have no experience in the specialty chemicals industry.

The Company encourages stockholders to vote “FOR” ONLY Ingevity’s nine directors to support the decisive actions taken by the Board and management that are driving strong performance and momentum to deliver more stockholder value, and to send a message to Vision One to drop its wasteful and unnecessary proxy fight.

The full text of the letter to stockholders follows:

Dear Ingevity Stockholders,

We are writing to provide you a brief update regarding a number of important developments at Ingevity.

Beginning in 2022, unprecedented increases in crude tall oil (“CTO”) costs combined with demand softness in our primary end-markets negatively impacted our Industrial Specialties business, our results and our ability to deliver value to our stockholders. Significant and decisive action was required.

In response to these external market challenges, the Ingevity Board of Directors and management team have undertaken a series of fundamental changes to the business:

•	Rationalized our physical footprint with the closure of our DeRidder and Crossett facilities;
•	Terminated long-term CTO supply agreements and diversified our raw material streams, enhancing our ability to better manage the cost and timing of key raw material purchases;
•	Exited lower margin, cyclical end markets in the Performance Chemicals segment, sharpening our focus on our higher value businesses;
•	Announced a comprehensive review of our portfolio and formal strategic alternatives process for a majority of our Industrial Specialties business and our North Charleston CTO refinery; and
•	Continued to enhance execution in Performance Materials and aligned the business to serve vehicles that require more advanced carbon technology.

The Impact on our Business

Our ability to execute these transformational changes swiftly and successfully across multiple fronts is a tribute to the entire Ingevity team. The positive impact on our business is being demonstrated in our financial results. In 2024, we delivered:

•	Revenues of $1.4+ billion – the third highest year in our history
•	Adjusted EBITDA of $362+ million – at a 26% Adj. EBITDA margin – beating consensus by ~3%
•	Cost savings of $84 million – above an anticipated $65-75 million
•	Free cash flow of $51 million – well above prior guidance and facilitating the Company’s continued prioritization of debt reduction

We expect further progress in 2025, as we project 10-14% adjusted EBITDA growth, free cash flow that is approximately 4-5x our 2024 level, additional cost savings of $10-25 million and a reduction of our net debt ratio to less than 2.8x (from 3.5x at year-end 2024).

Moreover, we are confident in our ability to continue to deliver stock price outperformance beyond the upward trajectory of Ingevity’s stock since we first announced our search for a new permanent CEO on October 3, 2024. Since that time, we have delivered 18% total stockholder returns, significantly outperforming the S&P 400 Chemicals Index and the broader market1.

1 TSR calculated based on stock price performance from 10/3/24 to 3/19/25 and assumes reinvestment of all dividends

A key driver of our successful execution and continuing momentum has been the leadership of Luis Fernandez-Moreno, an Ingevity director who has served as interim CEO during this important period. As a director and interim CEO, Mr. Fernandez-Moreno has continued to drive execution of the business, announced a comprehensive portfolio review and focused on recruiting top management talent with proven track records in executing strong stockholder value creation.

On March 10, the Company announced it had successfully concluded its CEO search with the appointment of David H. Li, the former President and CEO of CMC Materials, as our next President and CEO, effective April 7, 2025. While at CMC, David delivered ~300% total shareholder returns as compared to ~78% for the S&P 4002, ~16% cumulative annual revenue growth3 and ~14% cumulative annual operating profit growth3 – and led the $6.5 billion sale to Entegris at a 35% premium4. We are confident he is the right leader to drive our business forward.

In addition, on March 12, Ingevity announced the appointment of Michael Shukov, who had previously served as managing director at PPG Industrial Coatings, EMEA, as Ingevity’s new Senior Vice President and President of Advanced Polymer Technologies. These leadership appointments give us confidence that the future is bright for Ingevity and its stockholders.

Recent commentators have recognized our strong trajectory5:

•
“Given the significant/heavy lifting that NGVT has done in repositioning its portfolio away from the CTO volatility seen over the past few years, we are looking for 2025 to be a major year of inflection for NGVT's earnings.” – BMO Capital Markets 2.26.25

•
"We remain encouraged by Ingevity’s restructuring progress under interim CEO Luis Fernandez-Moreno, which is yielding faster than expected improvements in profitability and especially cash flow." – CJS Securities 2.24.25

Vision One’s Proxy Fight

Vision One first reached out to Ingevity in November 2024 and later nominated four directors for election to the Ingevity Board, including Courtney Mather, its founder, CEO and Chief Investment Officer. Our Board assessed Vision One’s nominees and determined, particularly in light of the current initiatives and portfolio review underway, that they lack experience in the specialty chemicals sector or as executive officers of a public company, and do not have meaningful operational or capital allocation expertise in public company operating roles.

In an effort to avoid a potential proxy fight at an important inflection point for the Company, we proposed to Vision One that we would be willing to work with them to identify a director with the expertise necessary to oversee our business and strategy and to most effectively serve our stockholders. We also invited Vision One to present to our Board. Vision One rejected our offers to present to the Board and insisted we appoint its candidates to the Board or face a proxy fight, and ultimately launched their campaign.

Following our appointment of Mr. Li, we again reached out to Vision One to reiterate our settlement proposal. Mr. Mather insisted instead that the only acceptable solution was the appointment of one of the Vision One insiders. The Board concluded that such an appointment would not be in the best interests of all Ingevity stockholders.6

Vision One has since reduced its slate to two nominees, Julio Acero, age 34, who works for Mr. Mather at Vision One as an investment analyst and director, and F. David Segal, age 55, who was previously a vice president at International Paper and portfolio manager at Franklin Mutual.  Neither candidate has served as a public company director or a senior executive of a publicly-traded company and neither has experience in the specialty chemicals industry.  The Board also determined through interviews and its established director nominee review process, that both Mr. Acero and Mr. Segal do not have meaningful operating, capital allocation or portfolio management experience in public company senior roles that would supplement the skills of the current Board.

2 From appointment on Jan 1, 2015 to Jul 5, 2022, the last trading day prior to the close of sale to Entegris
3 From Fiscal Year 2014 to Q2 Fiscal Year 2022 LTM
4 Premium at announcement over CMC Materials closing stock price as of Dec 14, 2021, day before announcement of Entegris acquisition
5 Permission to use quotes neither sought nor obtained
6 Additional details regarding Ingevity’s engagement with Vision One is described in a previous letter to Ingevity stockholders (https://www.ingevity.com/news/press-releases/ingevity-highlights-significant-momentum-on-actions-underway-to-drive-improved-performance-and-value-creation/) and in the Company’s definitive proxy statement filed with the SEC

In support of its campaign, Vision One predicates its attacks in part on director “entrenchment”. However, our Board is committed to refreshment, as three new independent directors have been added in the last three years, the average director tenure is less than six years and not a single Ingevity director has been on the Board for over 10 years. Vision One also attacks Ingevity’s past performance. While the Company has faced pressure due to external market challenges, the Board has been taking decisive actions to address those issues, such as transforming segments of our business and performing a strategic review of our portfolio – which first began in March 2024, long before Vision One first contacted the Company – to continue to deliver outperformance.

The Path Forward

We look forward to continuing to engage with our stockholders and providing you with further updates on our progress. We will continue to seek a constructive resolution to Vision One’s unnecessary and wasteful proxy fight, particularly as our new CEO begins his role, but only if it is in the best interests of Ingevity. We know that we have more work ahead of us, but Ingevity has promising opportunities ahead and we believe we are on the right path to unlock significant additional stockholder value by executing our strategy.

Sincerely,

The Ingevity Board of Directors

Your vote is very important. No matter how many shares you own!

Vote the WHITE proxy card or WHITE voting instruction form “FOR” ONLY Ingevity’s nine highly qualified nominees to support Ingevity’s momentum underway. For more information about Ingevity’s Board nominees and strategy, please visit: VoteIngevity.com

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022

+1 (877) 687-1874
(toll free from the U.S. or Canada)

+1 (412) 232-3651
(from other countries)

###

Ingevity: Purify, Protect and Enhance

Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and road technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, certified biodegradable bioplastics, coatings, elastomers, pavement markings and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 24 locations around the world and employs approximately 1,600 people. The company’s common stock is traded on the New York Stock Exchange (NYSE:NGVT). For more information, visit ingevity.com.

Forward-Looking Statements

This communication contains “forward looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward looking statements may include, without limitation, anticipated timing, results, charges and costs of any current or future repositioning of our Performance Chemicals segment, including the announced review of strategic alternatives for the Industrial Specialties product line and North Charleston, South Carolina crude tall oil refinery, the oleo-based product refining transition, closure of our plants in Crossett, Arkansas and DeRidder, Louisiana; leadership transitions within our organization; the potential benefits of any acquisition or investment transaction, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; litigation-related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward looking statements, or that could cause other forward looking statements to prove incorrect, include, without limitation, charges, costs or actions, including adverse legal or regulatory actions, resulting from, or in connection with, the current or future repositioning of our Performance Chemicals segment, including the announced review of strategic alternatives for the Industrial Specialties product line and North Charleston, South Carolina crude tall oil refinery, the oleo-based product refining transition, closure of our plants in Crossett, Arkansas and DeRidder, Louisiana; losses due to resale of crude tall oil at less than we paid for it; leadership transitions within our organization; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation and the Russia Ukraine war and conflict in the middle east; risks related to our international sales and operations; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10 K as well as in our other filings with the SEC. These forward looking statements speak only to management’s beliefs as of the date of this communication. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward looking statements contained in this communication.

Additional Information and Where to Find It

In connection with Ingevity’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”), Ingevity filed on March 20, 2025 with the Securities and Exchange Commission (“SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”), containing a form of WHITE proxy card. This communication is not a substitute for the Proxy Statement or any other document that Ingevity has filed or may file with the SEC in connection with any solicitation by Ingevity. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY INGEVITY AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. These documents, including the Proxy Statement (and any amendments or supplements thereto) and other documents filed by Ingevity with the SEC, are available free of charge at the SEC’s website at http://www.sec.gov and at Ingevity’s investor relations website at http://ir.ingevity.com.

Participants in the Solicitation

Ingevity, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Ingevity stockholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding such participants and their respective interests in Ingevity by security holdings or otherwise is set forth in the section entitled “Appendix C: Supplemental Information Regarding Participants in the Solicitation” in the Proxy Statement, which was filed with the SEC on March 20, 2025. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2025 Annual Meeting and other relevant materials will be filed with the SEC when they become available. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contacts

Media:
Caroline Monahan
843-740-2068
media@ingevity.com

Kara Brickman / Greg Klassen
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investors:
John E. Nypaver, Jr.
843-740-2002
investors@ingevity.com

On March 20, 2025, Ingevity Corporation also shared the following letter with its employees.

March 20, 2025

Dear Colleagues,

Today, Ingevity issued a press release announcing the filing of our definitive proxy statement in connection with our Annual Meeting of Stockholders on April 30, 2025. The press release includes a letter we sent to all stockholders highlighting the decisive actions we have taken to strengthen our business, our positive momentum demonstrated by our 2024 financial results, and our confidence in the path forward.

As you know, we have adapted our business across multiple fronts since 2023, in response to external market challenges. Our ability to swiftly and successfully execute these transformational changes is a tribute to our entire team. Importantly, our strategy is continuing to deliver impressive results.

I wanted to take this opportunity to make you aware of our upcoming communications, both internally and externally. As I shared last month, one of our stockholders, Vision One, has nominated candidates to stand for election to Ingevity’s Board of Directors. From now until our Annual Meeting, we will be soliciting votes from our stockholders asking them to vote on our WHITE proxy card FOR Ingevity’s highly qualified and experienced director nominees. For those of you who are Ingevity stockholders, you will also be receiving communications from Vision One. Our Board opposes the election of Vision One’s two nominees and strongly encourages you to simply discard any gold proxy card you may receive from Vision One.

While this year’s Annual Meeting will likely receive more attention than usual, I want to reiterate that this has no impact on our daily operations. We have a small team dedicated to this matter and are counting on all of you to remain focused on your day-to-day responsibilities, working safely and delivering for our customers.

We are confident in the strides we are making to position the company for the future, driving improved performance and value creation.

Thank you for your hard work and dedication to Ingevity and for helping to drive our continued success.

Best regards,

Luis Fernandez‑Moreno
Interim President and CEO

Consistent with usual policies, please direct inquiries about this news from media or anyone outside of our company to Caroline Monahan at 843-740-2068 or media@ingevity.com. Stockholder inquiries should be directed to John E. Nypaver, Jr. at 843-740-2002 or investors@ingevity.com.

Additional Information and Where to Find It

In connection with Ingevity’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”), Ingevity filed on March 20, 2025 with the Securities and Exchange Commission (“SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”), containing a form of WHITE proxy card. This communication is not a substitute for the Proxy Statement or any other document that Ingevity has filed or may file with the SEC in connection with any solicitation by Ingevity. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY INGEVITY AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. These documents, including the Proxy Statement (and any amendments or supplements thereto) and other documents filed by Ingevity with the SEC, are available free of charge at the SEC’s website at http://www.sec.gov and at Ingevity’s investor relations website at http://ir.ingevity.com.

Participants in the Solicitation

Ingevity, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Ingevity stockholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding such participants and their respective interests in Ingevity by security holdings or otherwise is set forth in the section entitled “Appendix C: Supplemental Information Regarding Participants in the Solicitation” in the Proxy Statement, which was filed with the SEC on March 20, 2025. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2025 Annual Meeting and other relevant materials will be filed with the SEC when they become available. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

On March 20, 2025, Ingevity Corporation posted the following materials to its proxy solicitation campaign website at www.VoteIngevity.com.

ingevity

Home | Meet Your Board | Our Continued Transformation | What People Are Saying | Stockholder Resources | How to Vote

Ingevity's Proven Strategy is Driving Enhanced Performance and Stockholder Value

The Ingevity Board of Directors and management team have undertaken a series of **fundamental changes** to the business to implement new leadership, enhance business performance and improve and review our portfolio in response to external market challenges. We have executed these transformational changes **swiftly and**

The Ingevity Board of Directors and management team have undertaken a series of **fundamental changes** to the business to implement new leadership, enhance business performance and improve and review our portfolio in response to external market challenges. We have executed these transformational changes **swiftly and successfully** across multiple fronts – a tribute to the entire Ingevity team.

Our Continued Transformation →

Ingevity's Substantial Momentum is Evidenced by 2024 Results...

Revenues of $1.4+ billion
The third highest year in Company history

Adjusted EBITDA of $362+ million
Beating consensus by ~3%

...and Ingevity is Poised to Drive Further Progress in 2025. The Company expects:

10-14% adjusted EBITDA growth

4-5x increase in free cash flow
(compared to 2024)

$10-25 million in additional cost savings

<2.8x net debt ratio
(from 3.5x at year-end 2024)

We Are Positioned to Capitalize on Our Significant Opportunity and Build on Recent Strong Performance with New Leadership

Since we implemented a leadership change with the appointment of Luis Fernandez-Moreno as interim President and CEO on October 3, 2024, and began a search for a permanent CEO, we have **delivered 18% total stockholder returns**, **significantly outperforming the S&P 400 Chemicals Index and the broader market**[1].

On March 10, 2025, following a thorough search process, we announced the appointment of David H. Li, the former President and CEO of CMC Materials, as our next President and CEO, effective April 7, 2025, to help Ingevity build on our momentum. See David's impressive background and track record of delivering value at CMC here.

---

Our Board

We have the right Board in place. Our nine highly qualified directors have the expertise needed to continue to deliver stock price outperformance, capitalizing on the current initiatives underway, including advancing our operational execution and portfolio review.

Meet Your Board →

Protect the Value of Your Investment in Ingevity

At Ingevity's Annual Meeting of Stockholders on April 30, 2025, stockholders will have the opportunity to vote "**FOR**" our highly qualified and experienced director nominees, who have been taking decisive actions to drive improved performance and deliver significant, sustainable value creation.

Vote the **WHITE** proxy card.

The Ingevity Board of Directors unanimously recommends that you vote the **WHITE** proxy card "**FOR**" **ONLY** Ingevity's nine nominees:

Vote the **WHITE** proxy card.

How to Vote →

Your Board of Directors opposes the election of Vision One's two nominees. Please simply discard any GOLD proxy card you may receive from Vision One.

"With Mr. Li in place, solid earnings growth and FCF generation to come in 2025 with significant self-help done and a strategic review in place, we see NGVT pushing higher."

What People Are Saying →

Latest Stockholder Materials

View Release

March 10, 2025
Ingevity Announces Appointment of David H. Li as President and CEO

View Release

March 10, 2025
David H. Li's 25-Year+ Track Record of Driving Value-Maximizing Transformation

Download PDF

View Release

Investors

If you have any questions about the Annual Meeting or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated.

Ingevity Announces Appointment of David H. Li as President and CEO

March 10, 2025

David H. Li's 25-Year+ Track Record of Driving Value-Maximizing Transformation

Download PDF

February 25, 2025

View Release

Investors

Media

Caroline Monahan
843-740-2068
media@ingevity.com

If you have any questions about the Annual Meeting or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated.

How to Vote

Privacy Policy

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ingevity

Experienced, Highly Qualified and Engaged Board

Ingevity has nominated nine highly qualified and engaged directors with the right mix of skills, experiences and industry expertise to oversee our strategy and deliver sustainable value for stockholders. Our directors bring experience in serving on

Ingevity has nominated nine highly qualified and engaged directors with the right mix of skills, experiences and industry expertise to oversee our strategy and deliver sustainable value for stockholders. Our directors bring experience in serving on public company boards and in operating roles at other performance and specialty chemicals companies as well as in the areas of strategic planning, finance, M&A, law, human resources and corporate governance.

Your Board

Jean S. Blackwell
INDEPENDENT DIRECTOR AND BOARD CHAIR

Read Bio

Luis Fernandez-Moreno
INTERIM PRESIDENT AND CEO

Read Bio

Diane H. Gulyas
INDEPENDENT DIRECTOR

Read Bio

Bruce D. Hoechner

INDEPENDENT DIRECTOR

Read Bio

Frederick J. Lynch

INDEPENDENT DIRECTOR

Read Bio

Karen G. Narwold, NACD.DC

INDEPENDENT DIRECTOR

Read Bio

Daniel F. Sansone

INDEPENDENT DIRECTOR

Read Bio

J. Kevin Willis

INDEPENDENT DIRECTOR

Read Bio

Benjamin G. (Shon) Wright

INDEPENDENT DIRECTOR

Read Bio

Investors

Media

Caroline Monahan
843-740-2068
media@ingevity.com

If you have any questions about the Annual Meeting or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated.

How to Vote

Privacy Policy

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Your Bo

Luis Fernandez-Moreno

INTERIM PRESIDENT AND CEO

Director Since: 2016
Age: 62

CURRENT PUBLIC COMPANY BOARDS

- Select Water Solutions (NYSE: WTTR) (since 2022)

OTHER NOTABLE BOARDS/AFFILIATIONS

- HASA (since 2023)
- Huber Engineered Materials (since 2019)

KEY BOARD CONTRIBUTIONS

Mr. Fernandez-Moreno currently serves as interim President and CEO of Ingevity, leveraging his extensive operational experience in the performance materials, chemicals and coatings industries to drive execution on the Company's long-term strategy and optimize business performance. He has been a member of Ingevity's Board since its spinoff from WestRock in 2016.

During his prior role as President of Ashland's $3.5 billion chemical division and his current service on the board of Select Water Solutions, a $1.4 billion provider of sustainable water and chemical solutions to the energy industry, Mr. Fernandez-Moreno has overseen successful growth initiatives and developed a deep understanding of business impact and responsible environmental practices, which he leverages in Board discussions regarding strategies to maximize Ingevity's stockholder value creation.

As former President of Water Technologies at Ashland, Mr. Fernandez-Moreno was instrumental in revitalizing the business. He introduced a focus on key growth opportunities that enhanced customer service and bolstered revenue growth, delivering a 55% increase in EBITDA year over year in 2013, ultimately resulting in a successful sale of the division for $1.8 billion in 2014. Having held numerous global leadership roles for large chemical producers in the U.S., Mexico, Brazil, France and the United Kingdom, he has worked to position complex global businesses for sustainable value creation, developing experience in M&A, joint ventures and divestitures.

Jean S. Blackwe
INDEPENDENT DIREC
Read Bio

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Frederick J. Lynch

INDEPENDENT DIRECTOR

KEY BOARD CONTRIBUTIONS

Mr. Lynch contributes extensive global operating experience gained during his leadership career at companies ranging from midsize to Fortune 100 multinational manufacturing corporations. He brings substantial knowledge of the chemicals industry, manufacturing, supply chain management, sustainability and strategic planning. He is also an Audit Committee Financial Expert under SEC rules.

During his time as CEO of Masonite International, Mr. Lynch led transformation initiatives including the innovation of the company's digital approach and simplifying and accelerating the customer ordering experience. Under his leadership, Masonite International became a publicly traded company. During his tenure as CEO, he also oversaw the execution of numerous key portfolio optimization changes and strategic acquisitions, including the $82 million acquisition of National Hickman and $13 million acquisition of USA Wood Door. Mr. Lynch also oversaw several additional acquisitions in the UK, which transformed the company's European business.

As an operating partner at a private equity firm, Mr. Lynch focuses on value-driven initiatives to enhance operational performance and develop high-quality leadership teams. This experience enhances the Board's oversight of the company's strategy, human capital management, senior leadership development and execution.

PROFESSIONAL HIGHLIGHTS

AEA Investors, LP – a global private investment firm

COMMITTEE MEMBERSHIP

- Audit
- Talent & Compensation

Director Since: 2016
Age: 60

CURRENT PUBLIC COMPANY BOARDS

- N/A

NOTABLE BOARDS/AFFILIATIONS

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Daniel F. Sansone

INDEPENDENT DIRECTOR

KEY BOARD CONTRIBUTIONS

Mr. Sansone is a seasoned executive with four decades of domestic and international experience in financial and general management at major public corporations, including as CFO of Vulcan Materials Company, the largest construction aggregate and materials producer. His deep knowledge of capital allocation strategies and experience leading a significant business division at Vulcan Materials bolster the Board's oversight and execution of Ingevity's financial and operational initiatives. He also brings expertise in the asphalt and paving markets.

He possesses significant M&A expertise, having supported a number of acquisitions and opportunistic divestitures throughout his career. This includes Vulcan Materials' $4.6 billion acquisition of Florida Rock, which significantly expanded the company's footprint, as well as a subsequent divestiture of non-core assets raising more than $1 billion.

Mr. Sansone's roles at Tenneco and FMC Corporation provide him with international expertise in financial analysis and reporting, supported by his experience working in the highly regulated construction materials industry, where he learned to navigate environmental compliance issues, permitting processes and changes in regulation. Mr. Sansone qualifies as an Audit Committee financial expert under SEC rules.

COMMITTEE MEMBERSHIP

- Audit (Chair)
- Talent & Compensation
- Executive

Director Since: 2016
Age: 72

CURRENT PUBLIC COMPANY BOARDS

- AdvanSix (NYSE: ASIX) (since 2016)

PROFESSIONAL HIGHLIGHTS

Vulcan Materials Company (NYSE:VMC) – a leading producer of construction materials

The Ingevity Board of Directors and management team have undertaken a series of fundamental changes to our business, leadership and portfolio to improve performance and drive value creation. These changes were necessary given unprecedented increases in crude tall oil ("CTO") costs combined with demand softness in our primary end-markets negatively impacted our Industrial Specialties business, our results and our ability to deliver value to our stockholders.

Rationalized our physical footprint

Closed our DeRidder and Crossett facilities in 2023 and 2024, respectively

Diversified raw material streams

Transformed Performance Chemicals

Repositioned Performance Chemicals, exited lower margin, cyclical end markets, sharpening our focus on our higher value businesses

Continued to enhance execution in Performance Materials

Continued to enhance our Board

We appointed three new directors over the past three years as part of an ongoing refreshment effort. Most recently, in December 2024, we appointed J. Kevin Willis, Senior Vice President & Chief Financial Officer of Ashland Inc., to

Implemented leadership transition

In October 2024, we appointed Luis Fernandez-Moreno as interim CEO and launched a search that resulted in the March 2025 appointment of David H. Li as President and CEO, effective April 7, 2025.

Continued to enhance our Board

We appointed three new directors over the past three years as part of an ongoing refreshment effort. Most recently, in December 2024, we appointed J. Kevin Willis, Senior Vice President & Chief Financial Officer of Ashland Inc., to our Board.

Implemented leadership transition

In October 2024, we appointed Luis Fernandez-Moreno as interim CEO and launched a search that resulted in the March 2025 appointment of David H. Li as President and CEO, effective April 7, 2025.

David brings more than 25 years of experience driving successful corporate transformation, long-term growth and stockholder value creation at a premier global specialty materials supplier. We are confident he is the right leader to drive our business forward. Read more about David's career accomplishments here.

Introduced new strategic priorities

Under Luis' leadership, we launched new strategic priorities, including execution excellence, reducing leverage and portfolio optimization.

Began portfolio review

In October 2024, announced a comprehensive portfolio review, a review which first began in March 2024 and has been a top priority; resulted in a formal strategic alternatives process for a majority of our Industrial Specialties business and our North Charleston CTO refinery, which remains underway

Transitioned leadership of Advanced Polymer Technologies

Appointed Michael Shukov, former managing director at PPG Industrial Coatings, EMEA, as Senior Vice President and President of Advanced Polymer Technologies.

Sell side analysts and other third parties support Ingevity's strategy, portfolio review and leadership changes, and agree we are on the cusp of realizing the value of our actions.*

BMO

"With a solid pedigree (prior CEO of CMC Materials—before selling to ENTG), we see the move as a positive for NGVT. With Mr. Li in place, solid earnings growth and FCF generation to come in 2025 with significant self-help done and a strategic review in place, we see NGVT pushing higher."

3.10.25

BMO

2.26.25

CJS Securities, Inc.

2.24.25

GORDON HASKETT RESEARCH ADVISORS

"This seems like a "addition-by-subtraction" move that will allow NGVT to focus on its core Performance Chemicals business. [...] one of the things that makes today's news interesting is it comes while NGVT is ostensibly in the middle of a CEO search. Fernandez-Moreno is a long-time director who agreed three months ago to come in and pinch hit. Given this news, it seems like he is doing more than just keeping the seat warm until the board completes its search."

Don Bilson - 1.16.25

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*Permission to use quotes neither sought nor obtained

Investors

Media

Caroline Monahan
843-740-2068
media@ingevity.com

If you have any questions about the Annual Meeting or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated.

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Stockholder Resources

Stockholder Letters

March 20, 2025

Stockholder Letter #1

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Press Releases

March 20, 2025

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Press Releases

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March 10, 2025
Ingevity Announces Appointment of David H. Li as President and CEO

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Infographics

March 10, 2025
David H. Li's 25-Year+ Track Record of Driving Value-Maximizing Transformation

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SEC Filings

March 20, 2025
2025 Proxy Statement

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SEC Filings

March 20, 2025

2025 Proxy Statement

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Investors

Media

Caroline Monahan
843-740-2068
media@ingevity.com

If you have any questions about the Annual Meeting or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated.

How to Vote

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